Form 8-K
Exhibit 10.1
Buyers United, Inc., File No. 0-26917

                          SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (this "Agreement") is dated as of March 10, 2004, by and among Buyers United, Inc., a Delaware corporation (the "Company"), Acceris Communications Inc. (formerly I-Link Incorporated), a Florida corporation (the "Selling Stockholder"), and the investors identified on the signature pages hereto (each, an "Investor" and collectively, the "Investors").

     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to exemptions from registration available under the Securities Act (as defined below), the Company and the Selling Stockholder each desires to issue and sell to each Investor, and each Investor, severally and not jointly, desire to purchase from the Company and the Selling Stockholder, certain securities of the Company, as more fully described in this Agreement.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, the Selling Stockholder and the Investors agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

          "Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

          "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule
     144. With respect to an Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Investor will be deemed to be an Affiliate of such Investor.

          "Business Day" means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

          "Closing" means the closing of the purchase and sale of the Securities pursuant to Article II.

          "Closing Date" means the Business Day immediately following the date on which all the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.



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          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the common stock of the Company, $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified.

          "Common Stock Equivalents" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

          "Company Counsel" means Cohne, Rappaport & Segal, P.C.

          "Disclosure Materials" means the SEC Disclosure Documents and the Company's Schedules to this Agreement, collectively.

          "Effective Date" means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

          "Escrow Agent" means the Escrow Agent under the Escrow Agreement.

          "Escrow Agreement" means the Escrow Agreement, dated as of the date of this Agreement, among the Company, Roth Capital Partners LLC and the Escrow Agent.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means U.S. generally accepted accounting principles.

          "Intellectual Property Rights" means the ownership or right to use patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights in connection with the respective businesses of the Company and the Subsidiaries as described in the SEC Disclosure Documents.

          "Investment  Amount"  means,  with  respect  to  each  Investor,   the
     investment amount indicated below such Investor's name on the signature page of this Agreement.

          "Investor Party" shall have the meaning set forth in Section 4.7.

          "Knowledge" means, with respect to any statement made to the Knowledge of a party, that the statement is based upon actual knowledge of the officers of such party having responsibility for the matter or matters that are the subject of the statement, after due inquiry.

          "Lien" means any lien, charge, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

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          "Losses" means any loss, liability,  obligation,  claim,  contingency,
     damage,  cost  or  expense,  including  all  judgments,   amounts  paid  in
     settlements, court costs and reasonable attorneys' fees and costs of investigation.

          "Material Adverse Effect" means any of (a) an adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (c) an adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document.

          "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          "Per Unit Purchase Price" equals $2.30.

          "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Securities.

          "Registration   Rights   Agreement"  means  the  Registration   Rights
     Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit B hereto.

          "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "SEC Disclosure Documents" means the Company's: Annual Report on Form 10-KSB for the year ended December 31, 2002; Quarterly Reports on Form 10-QSB for the calendar quarters ended March 31, June 30, and September 30, 2003; Proxy Statement for the 2003 Annual Meeting of Stockholders filed with the Commission on May 1, 2003; Current Report on Form 8-K filed May 8, 2003, as amended July 15, 2003; Registration Statement on Form SB-2 filed with the Commission on September 10, 2003; Rule 424(b)(3) prospectus filings with the Commission on October 22 and December 19, 2003, and all other filings made by the Company under the Exchange Act since February 21, 2003.

          "Securities" means the Shares and Selling Stockholder Shares, and include the shares of Common Stock issuable to the Investors pursuant to
     Section 2.1(a).

          "Securities Act" means the Securities Act of 1933, as amended.

          "Selling Stockholder Shares" means the 750,000 shares of Common Stock being offered and sold by the Selling Stockholder to the Investors hereunder.

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          "Shares" means the 3,782,000  shares of Common Stock being offered and sold to the Investors by the Company hereunder.

          "Subsidiary" means any subsidiary of the Company that is required to be listed in Schedule 3.1(a).

          "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

          "Trading Market" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

          "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                                  ARTICLE II.
                                PURCHASE AND SALE

     2.1   Purchase of Shares; Closing.

          (a) Subject to the terms and conditions set forth in this Agreement, at the Closing: (i) the Company shall sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, Shares in such number as equals the quotient (rounded to the nearest whole share) obtained by dividing (1) 83.451% of such Investor's Investment Amount by (2) the Per Unit Purchase Price; and (ii) the Selling Stockholder shall sell to each Investor, and each Investor shall, severally and not jointly, purchase from such Selling Stockholder, Selling Stockholder Shares in such number as equals the quotient (rounded to the nearest whole share) obtained by dividing (1) 16.549% of such Investor's Investment Amount by
     (2) the Per Unit Purchase Price. The Closing shall take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104 or at such other location as the parties may agree.

          (b) Before the Closing, the Company and Selling Stockholder will cooperate with one another, and will otherwise to cause the Selling Stockholder Shares to be issued to the Investors as part of a single stock certificate from the Company to each Investor that will include all Shares and Selling Stockholder Shares being acquired by such Investor under this Agreement. In furtherance of such efforts, prior to the Closing, the Selling Stockholder will (i) tender for conversion to Common Stock in

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     accordance  with the  Certificate of  Designations  of Series B Convertible
     Preferred  Stock  of the  Company  such  shares  of  Series  B  Convertible
     Preferred Stock as is necessary for the issuance by the Company of the number of Selling Stockholder Shares being sold hereunder, (ii) instruct the Company to hold the Selling Stockholder Shares issuable upon the conversion contemplated in (i) above and deliver the Selling Stockholder Shares at Closing in accordance with Section 2.2, and (iii) deliver to the Company such other documents as the Company or the Company's transfer agent may require to effect the transfer of such securities to the name of the Investors.

     2.2 Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (collectively, the "Company Deliverables"):

               (i) a single certificate representing that number of Shares and Selling Stockholder Shares determined under Section 2.1(a), registered in the name of such Investor;

               (ii) the legal opinion of Company Counsel, in agreed form, addressed to the Investors; and

               (iii) the Registration Rights Agreement duly executed by the Company.

          (b) At the Closing, the Selling Stockholder shall deliver or cause to be delivered to each Investor, the Selling Stockholder Shares to be sold to such Investor in accordance with Section 2.1(a), which shall be delivered to the Investor at Closing as part of the stock certificate of the Company to be delivered in accordance with Section 2.2(a)(i), and the legal opinion of counsel to the Selling Stockholder, in agreed form, addressed to the Investors (the "Selling Stockholder Deliverables").

          (c) At the Closing, each Investor shall deliver or cause to be delivered the following (collectively, the "Investors Deliverables"):

               (i) to the Company, the Registration Rights Agreement duly executed by each Investor; and

               (ii) to the Escrow Agent, for deposit and distribution in accordance with the terms of the Escrow Agreement, such Investor's Investment Amount, in United States dollars and in immediately available funds, by wire transfer to the account designated for such purpose in the Escrow Agreement.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:

          (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly

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     issued  and are  fully  paid,  non-assessable  and free of  preemptive  and similar rights to subscribe for or purchase securities.

          (b) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

          (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (d) No Conflicts. Neither the execution, delivery and performance of the Transaction Documents by the Company, the consummation by the Company of the transactions contemplated thereby, nor the sale of the Selling Stockholder Shares hereunder, (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or

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     a Subsidiary  is bound or  affected;  except in the case of each of clauses
     (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

          (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents or by reason of the sale of the Selling Stockholder Shares hereunder, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings under state securities laws in accordance with the requirements of the Registration Rights Agreement, which will be made prior to the Effectiveness Date (as such term is defined in the Registration Rights Agreement), (iii) the filings required in accordance with Section 4.5, (iv) the filing of a Form D with the Commission and under applicable state securities statutes pertaining to the purchase and sale contemplated by this Agreement, and (v) those that have been made or obtained prior to the date of this Agreement. The Selling Stockholder is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by it of the Transaction Documents or by reason of the sale of the Selling Stockholder Shares hereunder, except for such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (f) Issuance of the Securities. The shares of Common Stock to be issued and sold to the Investors in accordance with Section 2.1(a) have been duly authorized and, when issued and paid for in accordance with
     Section 2.2(c), will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement. The Series B Convertible Preferred Stock issued to the Selling Stockholder was, when issued, duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens in favor of the Company or any of its Subsidiaries. The Selling Stockholder Shares have been duly authorized by all necessary corporate action and are validly issued, fully paid and nonassessable. The Selling Stockholder is the sole record owner of the Selling Stockholder Shares to be sold hereunder. The Securities are not subject to any preemptive or similar rights to subscribe for or purchase securities.

          (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company's various option and incentive plans, is as set forth in Schedule 3.1(g). No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company's capital stock, or contracts, commitments, understandings or arrangements by which

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     the Company or any  Subsidiary  is or may become bound to issue  additional shares of its capital stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities hereunder will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of
     capital  stock  of  the  Company  are  validly   issued,   fully  paid  and
     non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements, or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company's stockholders.

          (h) SEC Disclosure Documents; Financial Statements. The Company has filed all reports and proxy statements required to be filed by the Company under the Securities Act and the Exchange Act for the twenty-four months preceding the date of this Agreement. The Company has filed all SEC Disclosure Documents on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Disclosure Documents prior to the expiration of any such extension. As of their respective dates, the SEC Disclosure Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Disclosure Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Disclosure Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and were prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

          (i) Press Releases. The press releases disseminated by the Company during the two (2) years preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (j) Material Changes. Except as set forth in Schedule 3.1(j) and disclosed in the SEC Disclosure Documents, since the date of the latest audited financial statements included within the SEC Disclosure Documents,

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     (i) there  has been no event,  occurrence  or  development  that has had or that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, and (C) other liabilities that would not, individually or in the aggregate, have a Material Adverse Effect,
     (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, other than dividends paid in the ordinary course on outstanding series of the Company's preferred stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock and pursuant to existing Company stock option plans or executive and director compensation arrangements. The Company does not have pending before the Commission any request for confidential treatment of information.

          (k) Litigation. There is no Action that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as set forth in the SEC Disclosure Documents, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Disclosure Documents, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been during the ten-year period prior to the Closing Date the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

          (l) Labor Relations. No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company.

          (m) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of (i),
     (ii) and (iii) above as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The
     Company  is  in  compliance   with  the  applicable   requirements  of  the

     Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, except where such noncompliance, individually or in the aggregate, could not have or reasonably be expected to result in a Material Adverse Effect.

          (n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Disclosure Documents, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

          (o) Title to Assets. The Company and the Subsidiaries do not own any real property. The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens described in the SEC Disclosure Documents and Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

          (p) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all Intellectual Property Rights that are necessary or material for use in connection with their respective businesses as described in the SEC Disclosure Documents and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Disclosure Documents, to the Knowledge of the Company all such Intellectual Property Rights are enforceable and do not violate or infringe the Intellectual Property Rights of others in any respect that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and, to the Knowledge of the Company, there is no existing infringement by another Person of any of the Company's or the Subsidiary's Intellectual Property Rights.

          (q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

          (r) Transactions With Affiliates and Employees. Except as set forth in the SEC Disclosure Documents, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          (s) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the Company's fiscal quarter ended September 30, 2003 (such date, the "Evaluation Date"). The Company presented in its most recently filed Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act), or to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls.

          (t) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company's cash and fair saleable value of its assets in an orderly liquidation exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

          (u) Certain Fees. Except as described in Schedule 3.1(u), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

          (v) Certain Registration Matters. Assuming the accuracy of the Investors' representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Securities by the Company and the Selling Stockholder (as applicable) to the Investors under the Transaction Documents. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investors and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act. Except as described in Schedule 3.1(v), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

          (w) Listing and Maintenance Requirements. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as specified in the SEC Disclosure Documents, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Securities contemplated by the Transaction Documents. As of the date hereof, the Company's Common Stock is listed on the OTC Bulletin Board.

          (x) Investment Company. The Company is not, and is not an Affiliate of, and immediately after the Closing will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (y) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Investors' ownership of the Securities.

          (z) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

          (aa) Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. To the Knowledge of the Company, the representations and warranties of the Selling Stockholder are true and accurate in all material respects. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (bb) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted.

          (cc) Form S-2 Eligibility. The Company is eligible to register the resale of the Shares by the Investors under Form S-2 promulgated under the Securities Act and the Company hereby covenants and agrees to use its best efforts to maintain its eligibility to use Form S-2 until the Registration Statement covering the resale of Shares shall have been filed with, and declared effective by, the Commission.

          (dd) Acknowledgment Regarding Investors' Purchase of Shares. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investors' purchase of the Securities. The Company further represents to each Investor that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

          (ee) Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no Knowledge of a tax deficiency which as been asserted or threatened against the Company or any Subsidiary.

     3.2 Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

          (a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (b) Investment Intent. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Other than the Registration Rights Agreement, such Investor does not have any agreement or understanding,
     directly  or  indirectly,   with  any  Person  to  distribute  any  of  the
     Securities.

          (c) Investor Status. Such Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

          (d) General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          (e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Securities; and (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

          (f) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, such decision has been independently made by such Investor and such Investor confirms that it has only relied on the advice of its own business and/or legal counsel (which such Investor acknowledges is not Bryan Cave LLP) and not on the advice of any other Investor or other Investor's business or legal counsel nor upon the counsel of any investment banker, placement agent, or their respective counsel in making such decision.

          (g) Limited Ownership. Based upon the representations of the Company set forth in Section 3.1(g), the purchase by such Investor of the Securities issuable to it at the Closing will not upon the Closing result in such Investor acquiring, or obtaining the right to acquire, in excess of 14.999% of the Common Stock.

          (h) Short Sales. Such Investor represents and warrants that from the date first contacted about the purchase of any Securities of the Company under this Agreement through the Closing, neither the Investor nor to its Knowledge any of its Affiliates have engaged in any "short sales" (as defined in Rule 3b-3 under the Exchange Act) of the Common Stock; provided, however, that the foregoing shall not apply to any Affiliate of such Investor that is a member firm of the National Association of Securities Dealers, Inc., executing unsolicited transactions for its customers prior to the press release contemplated by Section 4.5.

Each of the Company and the Selling Stockholder acknowledge and agree that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 3.2.

     3.3 Representations and Warranties of the Selling Stockholder. The Selling Stockholder hereby makes the following representations and warranties to each
Investor:

          (a) Organization. The Selling Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

          (b) Authorization; Enforcement. The Selling Stockholder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Selling Stockholder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Selling Stockholder and no further action is required by the Selling Stockholder or its stockholders in connection therewith. This Agreement has been duly executed and delivered by the Selling Stockholder and constitutes the valid and binding obligation of the Selling Stockholder enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (c) No Consents. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the consummation by the Selling Stockholder of the transactions on its part contemplated by the Transaction Documents, except (i) filings as may be required under Section 13(d) and 16(a) of the Exchange Act, and (ii) those that have been made or obtained prior to the date of this Agreement.

          (d) No Conflicts. Neither the execution, delivery and performance of the Transaction Documents by the Selling Stockholder, the consummation by the Selling Stockholder of the transactions contemplated thereby, nor the sale of the Selling Stockholder Shares hereunder, (i) conflict with or violate any provision of the Selling Stockholder's certificate or articles of incorporation, bylaws or other organizational or charter documents, or
     (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Selling
     Stockholder, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Selling Stockholder debt or otherwise) or other understanding to which the Selling Stockholder is a party or by which any property or asset of the Selling Stockholder is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Selling Stockholder is subject (including federal and state securities laws and regulations), or by which any property or asset of the Selling Stockholder is bound or affected, or
     (iv) conflict with or violate the terms of any agreement by which the Selling Stockholder is bound or to which any property or asset of the Selling Stockholder is bound or affected, or (v) do not and will not result in a breach or violation of, or constitute a default under (with or without notice or lapse of time), any stockholders agreement, voting trust agreement or pledge registration rights agreement to which the Selling Stockholder or any of its properties is bound or affected; except in the case of each of clauses (ii), (iii) and (iv), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

          (e) Certain Registration Matters. Assuming the accuracy of the Investors' representations and warranties set forth in Section 3.2(b)-(d), no registration under the Securities Act is required for the purchase and sale of the Selling Stockholder Shares to the Investors hereunder. Neither the Selling Stockholder nor any person acting on behalf of such Stockholder has offered or sold any of the Selling Stockholder Shares by any form of general solicitation or general advertising. The Selling Stockholder has offered the Selling Stockholder Shares for sale only to the Investors.

          (f) Good and Marketable Title. The Selling Stockholder is the lawful record and sole beneficial owner of all of the Selling Stockholder Shares to be sold hereunder. As of the Closing, the Selling Stockholder will have good and marketable title to the Selling Stockholder Shares, free and clear of any Liens, except for restrictions on subsequent transfer imposed by the securities laws. Upon consummation of the Closing, each Investor will have good and marketable title to all Selling Stockholder Shares purchased by such Investor, free and clear of all Liens created by or through the Selling Stockholder.

          (g) Certain Fees. Except as described in Schedule 3.3(g), no brokerage or finder's fees or commissions are or will be payable by the Selling Stockholder to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

          (h) No Additional Agreements. The Selling Stockholder does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

          (i) Non-Public Information. The Selling Stockholder does not possess any material, non-public information concerning the Company. The Selling Stockholder understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in the securities of the Company.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

     4.1 (a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

          (b) Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

          THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION

          REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

          The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

          (c) Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale of such Securities pursuant to an effective registration statement (including the Registration Statement), or (ii) following a sale of such Securities pursuant to Rule 144, or (iii) while such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Following such time as restrictive legends are not required to be placed on certificates representing Securities, the Company will, no later than three Trading Days following the delivery by an Investor to the Company or the Company's transfer agent of a certificate representing such Securities containing a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

     4.2 Furnishing of Information. As long as any Investor owns any Securities that are not eligible for resale under Rule 144(k) promulgated under the Securities Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities that are not eligible for resale under Rule 144(k) promulgated under the Securities Act, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

     4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

     4.4 Subsequent Registrations. Other than pursuant to the Registration Statement, prior to the Effective Date, the Company may not file any registration statement (other than on Form S-8 and amendments to the Company's registration statement on Form SB-2 on file with the commission, File No. 333-108655, solely to maintain the effectiveness of such registration statement, but not to add additional shares thereto) with the Commission with respect to any securities of the Company.

     4.5 Securities Laws Disclosure; Publicity. By 8:30 a.m. (New York time) on the Closing Date, the Company shall issue a press release reasonably acceptable to the Investors disclosing the transactions contemplated hereby and by 4:00 p.m. (New York time) on the Closing Date the Company shall file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed or quoted. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure.

     4.6 Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any security that would be a "Future Priced Securities" as such term is described by NASD IM-4350-1, except for Common Stock that may be issued under any employee stock purchase plan approved by the Company's stockholders.

     4.7 Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company and the Selling Stockholder hereby agree to the following indemnification of the Investors:

          (a) In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an "Investor Party") harmless from any and all that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

          (b) The Selling Stockholder will indemnify and hold each Investor Party harmless from any and all Losses that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Selling Stockholder in any Transaction Document. In addition, the Selling Stockholder will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection with any claim under this Section 4.7(b), as such expenses are incurred.

     4.8 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

     4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for capital purchases and lease obligations, redemption of outstanding preferred stock (as constituted or converted to Common Stock), acquisitions, retirement of debt not to exceed $3,000,000, and working capital purposes and not to redeem any Common Stock or Common Stock Equivalents (other than preferred stock) or to settle any outstanding Action.

     4.10 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing and trading of its Common Stock on the OTC Bulletin Board (or another nationally recognized Trading Market),. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Securities, and will take such other action as is necessary or desirable in the opinion of the Investors to cause all of the Securities to be listed on such other Trading Market as promptly as possible. The Company will use best efforts to continue the listing and trading of its Common Stock on the Trading Market on which the Common Stock is currently listed or quoted and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such Trading Market.

     4.11. Anti-dilution. At any time that the Company has Common Stock Equivalents outstanding that provide for an adjustment in the conversion price, conversion rate, or number of shares purchasable when the Company issues any Common Stock or Common Stock Equivalents at an effective purchase price less than $2.00 per share of Common Stock (as adjusted proportionately for any distribution of Common Stock to the Company's stockholders on a pro rata basis, combination of the issued and outstanding shares of Common Stock, or similar recapitalization), the Company shall not issue any Common Stock or Common Stock Equivalents at an effective purchase price less than $2.00 per share (as adjusted proportionately for any distribution of Common Stock to the Company's stockholders on a pro rata basis, combination of the issued and outstanding shares of Common Stock, or similar recapitalization) without first obtaining the written consent of the Investors holding a majority of the Securities. The restrictions imposed by this Section 4.11 will terminate at the time the aggregate beneficial ownership by all Investors of Securities issued to the Investors under this Agreement falls below five percent of the aggregate amount originally issued to all Investors.

                                   ARTICLE V.
                              CONDITIONS PRECEDENT

     5.1 Conditions Precedent to the Obligations of the Investors to Purchase Securities. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

          (b) Performance. Each of the Company and the Selling Stockholder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Closing;

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

          (d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, or (ii) a Material Adverse Effect; (e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

          (f) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

          (g) Selling Stockholder Deliverables. The Selling Stockholder shall have delivered the Selling Stockholder Deliverables in accordance with
     Section 2.2(b); and

          (h) Timing. The Closing shall have occurred no later than March 22, 2004.

     5.2 Conditions Precedent to the Obligations of the Company and Selling Stockholder to sell Securities. The obligation of the Company and Selling Stockholder to sell Securities at the Closing is subject to the satisfaction or waiver by the Company or Selling Stockholder (as the case may be), at or before the Closing, of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

          (b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

          (d) Investors Deliverables. Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(c); and

          (e) Timing. The Closing shall have occurred no later than March 22, 2004.

                                  ARTICLE VI.
                                 MISCELLANEOUS

     6.1 Fees and Expenses. Each Investor and the Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents, except that the Company agrees to pay at Closing by wire transfer not later than one Business Day following the Company's receipt of funds from the Closing, up to a total of $25,000 for fees and out-of-pocket expenses of Testa, Hurwitz & Thibeault, LLP, incurred in connection with its review and negotiation of the Transaction documents, subject to presentation to the Company of its billing statement and wire transfer instructions not less than one Business Day prior to the Closing Date. Failure to provide such billing statement and wire transfer instructions as herein provided shall relieve the Company of the obligation to make such payment on the Closing Date and the Closing may be completed without such payment being made, and the Company shall make such payment one Business Day following the latter of the day the Company receives funds from Closing and the day the Company receives the billing statement and wire transfer instructions of Testa, Hurwitz & Thibeault, LLP. The Company and the Selling Stockholder shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

     6.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

      If to the Company:              BUYERS UNITED, INC.
                                      13751 Wadsworth Park Drive, Suite 200
                                      Draper, UT 84020
                                      Attn: Chief Financial Officer
                                      Facsimile: (866) 800-0007

      With a copy to:                 Cohne, Rappaport & Segal, P.C.
                                      525 East First South, 5th Floor
                                      Salt Lake City, UT 84102
                                      Attn: Mark E. Lehman, Esq.
                                      Facsimile: (801) 355-1813

      If to the Selling Stockholder:  To the address set forth on its signature
      hereof;                         page

      If to an Investor:              To the address set forth under such
                                      Investor's name on the signature pages
                                      hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Investors holding at least two-thirds of the Securities, and signed, in the case of an amendment, by the Company. In addition, Sections 3.3, 4.7(b) and Article VI may not be waived or amended except in a written instrument signed by the Investors holding at least two-thirds of the Securities, the Company and the Selling Stockholder. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

     6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

     6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Selling Stockholder may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Investors."

     6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

     6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

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

     6.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

     6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

     6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     6.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company or the Selling Stockholder do not timely perform their related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company and the Selling Stockholder, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

     6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

     6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors, the Company and the Selling Stockholder will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     6.16 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

     6.17 Limitation of Liability. Notwithstanding anything herein to the contrary, each of the Company and the Selling Stockholder acknowledge and agree that the liability of any Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

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



     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                    BUYERS UNITED, INC.


                                    -----------------------------------------
                                    Name:
                                    Title:


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                 SIGNATURE PAGES FOR SELLING STOCKHOLDER FOLLOW]

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


     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                          ACCERIS COMMUNICATIONS INC.


                                          ---------------------------------
                                          Name:
                                          Title:

                                          Address and Facsimile No.:





                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGES FOR INVESTORS FOLLOW]

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


     IN WITNESS WHEREOF, the parties have executed this Security Purchase Agreement as of the date first written above.

                                    NAME OF INVESTOR

                                    ____________________________________________
                                    By:   Name:
                                          Title:

                                    Investment Amount: $________________________

                                    Tax ID No.: ________________________________


                                    ADDRESS FOR NOTICE

                                    c/o: _______________________________________

                                    Street: ____________________________________

                                    City/State/Zip: ____________________________

                                    Attention: _________________________________

                                    Tel: _______________________________________

                                    Fax: _______________________________________

                                    Email: _____________________________________


                                    DELIVERY INSTRUCTIONS
                                    (if different from above)

                                    c/o: _______________________________________

                                    Street: ____________________________________

                                    City/State/Zip: ____________________________

                                    Attention: _________________________________

                                    Tel: _______________________________________

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


                                 Schedule 3.1(a)

                                  Subsidiaries

     The Company has one subsidiary, Buyers United, Inc. - Virginia, a Virginia corporation. The Company owns 100 percent of the outstanding shares of capital stock of this subsidiary.













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


                                 Schedule 3.1(g)
                                 Capitalization


Capitalization Structure as of March 8, 2004

                                                      Issued and        Common
                                                      Outstanding     Equivalent
                                                      -----------     ----------
Preferred Stock, $0.0001 par value; 15,000,000 shares authorized;

      Series A 8% cumulative convertible
        preferred (1 to 1);                            1,827,500      1,827,500

      Series B 8% cumulative convertible
        preferred (5 to 1);                              720,300      3,601,500

Common Stock, $0.0001 par value;
  100,000,000 authorized                               7,712,079      7,712,079

Warrants, average price $2.05                          4,779,032      4,779,032

Options, average price $2.69                           3,378,737      3,378,737

Convertible debt ($3,237,500)                                         1,441,250


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


                                 Schedule 3.1(j)

                                Material Changes

1. The Company issued Common Stock to the following officers and directors on exercise of outstanding options:

Name                        Date            No. of Shares    Price Per Share ($)

Theodore Stern             1/16/04             40,000               2.00
                           1/16/04             40,000               2.50

Edward D. Bagley           1/16/04             25,000               2.00
                           1/20/04             25,000               2.50
                           2/06/04             25,000               2.50

Steve M. Barnett           2/04/04             50,000               2.00
                           2/05/04             50,000               2.00

Gary H. Smith             12/26/03             27,500               2.00

2. On or about January 12, 2004, the Company purchased in a privately negotiated transaction 514,560 shares of the Company's Common Stock from Karl and Kay Malone at a total purchase price of $500,000.

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


                                 Schedule 3.1(u)

                                  Certain Fees

     The Company engaged Roth Capital Partners, LLC ("RCP"), as its placement agent for the offer and sale of the Securities. As compensation for such services, the Company will pay to RCP:

1. Five and one-half percent of the gross proceeds received from the sale of the Shares;

2. Reimbursement of documented out-of-pocket expenses up to $25,000 (amounts above $25,000 to be pre-approved by the Company); and

3. Warrants to purchase the number of shares of Common Stock that is equal to five percent of the aggregate purchase price of the Shares sold in the offering divided by the price per share of the Company's Common Stock on the Closing Date, exercisable over a three-year period commencing six months following the Closing Date at an exercise price per share equal to 120 percent of the Per Unit Purchase Price.

                                 Schedule 3.1(v)

                           Certain Registration Rights

1. In connection with a private placement of Series B Preferred Stock and Warrants conducted from November 2000 to January 2001, the Company issued warrants with registration rights on the underlying common stock, most of which are included in the Company's registration statement on Form SB-2 filed with the Commission, File No. 333-108655 (the "2003 Registration Statement"). Prior to filing the 2003 Registration Statement the Company made a diligent effort to locate and communicate with five persons holding a total of 61,444 warrants issued in connection with the above-referenced private placement. The Company was unable to locate these persons, and the shares underlying their warrants were not included in the 2003 Registration Statement. The Company may have an obligation to include these 61,444 shares in the Registration Statement for the Securities if it can locate the holders of the warrants.

2. The Company intends to file a Registration Statement on Form S-8 to register approximately 1,280,000 shares of Common Stock issuable under outstanding employee stock options.

3. The Company is considering a proposal to adopt at the annual stockholders meeting scheduled for June 2004 an Employee Stock Purchase Plan covering approximately 1,500,000 shares of Common Stock that will be registered on Form S-8.

4. The Company proposes to grant to the Selling Stockholder, who now holds, or may acquire, shares of Common Stock issued as dividends and issuable upon conversions of Series B Convertible Preferred Stock (a total of approximately 808,546 shares of Common Stock) the right to include such shares of Common Stock in the Registration Statement for the Securities.

                                 Schedule 3.3(g)

                                  Certain Fees

     The Selling Stockholder has agreed to pay to Roth Capital Partners, LLC as its placement agent for the offer and sale of the Selling Stockholder Shares, five and one-half percent of the gross proceeds received from the sale of such shares.